Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

Transcat Announces Executive Equity Retention Awards Ahead of CEO Succession in FY2026

Strategic Move to Ensure Leadership Stability During Transition to New Chief Executive Officer

ROCHESTER, NY, January 8, 2026 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leader in test measurement, control and calibration, today announced the approval of one-time equity retention awards for certain executive officers. This decision, made by the Compensation Committee of the Board of Directors, is part of the company's strategy to maintain leadership stability in tandem with the previously announced retirement of Chief Executive Officer Lee D. Rudow.

The retention awards, made in conjunction with Mr. Rudow’s plans to retire as CEO, aim to incentivize its executive team to remain focused on business operations and the successful completion of the CEO succession. Mr. Rudow will continue to serve in his current role until March 2026. Following the appointment of a new CEO, Mr. Rudow will transition to an advisory role through March 2027 to provide guidance and continuity for the company.

“This strategic move underscores Transcat’s commitment to ensuring leadership continuity and stability during a critical transition period, ultimately benefiting our shareholders and positioning the company for future success,” commented Chairman of the Board Gary Haseley. “Our Search Committee is now evaluating internal and external candidates for our next CEO, and we expect to provide an update on our third quarter fiscal year 2026 conference call in early February. I have the utmost confidence in our current management team and believe they will continue to strengthen the company for the future and improve our long-term competitive position. Our incredible team, diversified portfolio of products and services, and new CEO will position Transcat to execute against our strategic priorities in fiscal 2026 and beyond.”

About Transcat

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, Cost, Control and Optimizations services, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “aim,” “anticipates,” “believes,” “expects,” “focus,” “future,” “may,” “plan,” “outlook,” “strategy,” “will,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to CEO succession and leadership continuity, growth strategy, market position, and outlook are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

Investor Relations

Chris Tyson
Executive Vice President
MZ Group - MZ North America
Phone: (949) 491-8235
TRNS@mzgroup.us
www.mzgroup.us